UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SYNALLOY CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYNALLOY CORPORATION
Post Office Box 5627
Spartanburg, South Carolina 29304

NOTICE OF ANNUAL MEETING
April 24, 2008

TO THE SHAREHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the Company's corporate offices, 2155 West Croft Circle, Spartanburg, South Carolina on Thursday, April 24, 2008, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

1.	To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 25, 2008 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors
/s/ Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 21, 2008

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE FILL IN, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you are a record shareholder and attend the meeting, you may either use your proxy, or withdraw your proxy and vote in person.

The 2007 Annual Report on Form 10-K is furnished herewith.

SYNALLOY CORPORATION
CROFT INDUSTRIAL PARK
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2008

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the Company's corporate office, 2155 West Croft Circle, Spartanburg, South Carolina, on Thursday, April 24, 2008, at 10:00 a.m. local time, and at all adjournment(s) thereof. On or about March 24, 2008, we will begin mailing these proxy materials to all shareholders of record as of the close of business on February 25, 2008.

Quorum and Voting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 25, 2008. On February 25, 2008, the Company had outstanding 6,242,741 (excluding 1,757,259 shares held in treasury) shares of Common Stock. Each record shareholder of Common Stock is entitled to one vote per share on each matter to be voted on at the meeting, except that in the election of Directors shareholders have cumulative voting rights.

If a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast by shares present in person or by proxy and entitled to vote at the meeting. "Plurality" means that, if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Each stockholder of Common Stock entitled to vote for the election of Directors has the right to cumulate his votes either (1) by giving to one candidate as many votes as equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing his votes on the same principle among any number of candidates. Any stockholder who intends to cumulatively vote his shares must either (1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors commences. If a stockholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting will, without further notice, be entitled to cumulate their votes.

If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if a majority of shares present and entitled to vote at the meeting cast their votes in favor of the proposals. Abstentions and broker non-votes will have the effect of a vote against such matters.

Cost of Solicitation. The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, other electronic means or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Information about Voting. Shareholders of record can vote in person at the Annual Meeting or by proxy. Shareholders of record may vote their proxy by mail or by internet following the instructions on the proxy card. If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the nominee that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you wish to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it to the Annual Meeting in order to vote. If you hold shares in the Synalloy Corporation 401(k)/Employee Stock Ownership Plan, your proxy for these shares must be received by 5:00 p.m., local time, on April 18, 2008 to allow sufficient time for voting by the trustees and administrators of the plan.

Voting by Proxy. In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for the election to the Board of Directors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any record stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304; by delivering a valid proxy bearing a later date to the Company's offices at 2155 West Croft Circle, Spartanburg, South Carolina; or by attending the meeting and voting in person. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the annual meeting will not in itself constitute revocation of a proxy. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

Householding. The Securities and Exchange Commission's rules permit us to deliver a single proxy statement and annual report to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from impacted shareholders prior to the mailing date. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please call us at 864-585-3605, or send your request in writing to the following address: Secretary of Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. If you are still receiving multiple reports and proxy statements for shareholders who share an address and would prefer to receive a single copy of the annual report and proxy statement in the future, please call or write to use at the above address or telephone number.

ANNUAL REPORT ON FORM 10-K

The Company's Annual Report to Shareholders including Form 10-K for the year ended December 29, 2007, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K will be provided upon written request to Cheryl C. Carter, Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, South Carolina 29304 at a charge of $.10 per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission's website at: http://www.sec.gov. Such Annual Report to Shareholders does not form any part of the material for soliciting proxies.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF
THE COMPANY'S COMMON STOCK

The table below provides certain information regarding persons known by the Company to be the beneficial owners of more than five (5%) percent of the Company's Common Stock as of December 31, 2007. This information has been obtained from Schedules 13G filed with the Securities and Exchange Commission, and has not been independently verified by the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tontine Overseas Associates, L.L.C. Tontine Capital Partners, L.P. Tontine Capital Management, L.L.C. Jeffrey L. Gendell 55 Railroad Avenue Greenwich, CT 06830	378,816(1)	6.07
Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019	327,700(2)	5.25

(1)
According to the Schedule 13G filed January 14, 2008, these entities and Mr. Gendell expressly affirm that they are acting as members of a group with respect to these shares. The Schedule 13G further states that: Mr. Jeffrey L. Gendell is the managing member of Tontine Capital Management, LLC (“TCM”) and Tontine Overseas Associates, LLC (“TOA”), and in that capacity directs their operations. TOA serves as investment manager to Tontine Capital Overseas Master Fund, LP.  TCM, the general partner of Tontine Capital Partners, L.P. (“TCP”) has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of the shares of the Company.  Each of the clients of TOA has the power to direct the receipt of dividends from or the proceeds of sale of such shares.

(2)	Royce & Associates, Inc. ("Royce") is an investment advisor registered with the Securities & Exchange Commission under the Investment Advisors Act of 1940.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the ownership of the Company's Common Stock as of February 25, 2008 by each director and nominee for director and each executive officer of the Company for whom compensation information is disclosed under the heading "Executive Compensation."

Name of Beneficial Owner	Common Stock Beneficially Owned as of February 25, 2008	Percent of Class
James G. Lane, Jr.	215,969(1)	3.46
Murray H. Wright	210,203(2)	3.37
Ronald H. Braam	74,423(3)	1.19
Sibyl N. Fishburn	61,515(4)	*
Gregory M. Bowie	43,852(5)	*
Michael D. Boling	40,744(6)	*
Cheryl C. Carter	29,337(7)	*
Carroll D. Vinson	20,456(8)	*
Craig C. Bram	16,517(8)	*
All Directors and Executive Officers as a group (9 persons)	713,016(9)	11.42
*Less than 1%

1.	Includes 26,984 shares held by an IRA; and 93,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership.
2.	Includes indirect ownership of 35,580 shares held by an IRA; 4,830 held by spouse; and 11,890 held in custodial accounts for minor children
3.	Includes 32,300 shares which are subject to currently exercisable options; 9,463 shares allocated under the Company's 401(k)/ESOP; and 1,386 shares allocated to spouse under the Company's 401(k)/ESOP.
4.	Includes exercisable options to purchase 7,500 shares.
5.	Includes 22,593 shares which are subject to currently exercisable options; and 2,552 shares allocated under the Company's 401(k)/ESOP.
6.	Includes 4,781 shares allocated under the Company's 401(k)/ESOP.
7.	Includes 18,146 shares which are subject to currently exercisable options; and 3,941 shares allocated under the Company's 401(k)/ESOP.
8.	Includes 2,055 shares held by spouse which are held in a margin account and may from time-to-time be pledged as collateral.
9.	Includes 80,539 shares which are subject to currently exercisable options; and 22,123 shares allocated under the Company's 401(k)/ESOP.

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. Upon recommendation of the Nominating Committee, the Board of Directors has fixed the number of directors constituting the full Board at six members and recommends that the six nominees listed in the table which follows be elected as directors to serve for a term of one year until the next Annual Meeting or until their successors are elected and qualified to serve. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the six persons named below. If cumulative voting is requested, the proxy agents named in the Board of Directors' form of proxy that accompanies this proxy statement intend to vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by such proxy agents.

If, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, one or more of the nominees is not available to serve by reason of any unforeseen contingency, the proxy agents intend to vote for such substitute nominee(s) as the Board of Directors recommends.

The Board of Directors recommends that shareholders vote "FOR" the election of the six nominees listed below as directors of the Company.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors, a brief description of their principal occupations and business experience during the last five years. There are no family relationships among any of the directors and executive officers. The Board Committee assignments are as of February 25, 2008.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Sibyl N. Fishburn, age 72 Mrs. Fishburn is a graduate of Hollins University, Roanoke, VA. Mrs. Fishburn is a member of the Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees	1979
James G. Lane, Jr., age 74 Mr. Lane served as Chief Executive Officer of the Company from 1987 until his retirement on January 31, 2002. He has served as Chairman of the Board since 1987 and is a member of the Executive, Compensation & Long-Term Incentive, and the Nominating/Corporate Governance Committees.	1986
Carroll D. Vinson, age 67 From 2000 to 2007, Mr. Vinson was Principal and Managing Member of VH, LLC, a private real estate investment company. He is a member of the Audit, Executive, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.	1987
Murray H. Wright, age 62 Mr. Wright is the founder and managing director of Avitas Capital, LLC, a closely held investment banking firm, founded in 1999, in Richmond, VA. In 1986, he founded, and he recently retired as Chief Executive Officer of, the law firm of Wright, Robinson, Osthimer & Tatum, Richmond, VA. He serves on the Audit, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.	2001
Craig C. Bram, age 49
Mr. Bram is the founder and President of Horizon Capital Management, Inc., an investment advisory firm, founded in 1996, in Richmond, VA. Since 1995, he has also been a Managing Director with McCammon Group, a mediation and consulting company based in Richmond, VA. Mr. Bram has been the President of Bizport, Ltd., a document management company in Richmond, VA, since 2002. Since1997, Mr. Bram has served as the CFO for TrialNet, Inc., an electronic billing company based in Richmond, VA. Mr. Bram serves on the Audit, Compensation and Long-Term Incentive and Nominating/Corporate Governance Committees.
2004
Ronald H. Braam, age 64 Mr. Braam has served as President and Chief Executive Officer of Synalloy Corporation since January 1, 2006. Since December 1999, he has been President of the Company's Specialty Chemicals Group, which is comprised of Manufacturers Chemicals, LLC, Blackman Uhler, LLC, Organic Pigments, LLC and SFR, LLC, wholly-owned by the Company. Mr. Braam serves on the Executive Committee.	2006

BOARD OF DIRECTORS AND COMMITTEES

Director Independence. The Board of Directors has determined that each of the following directors is independent as such term is defined by the NASDAQ Global Market Rules: Craig Bram, Sibyl Fishburn, James G. Lane, Jr., Carroll Vinson and Murray Wright. The Board has also determined that each of the members of the Audit Committee, the Compensation & Long-Term Incentive Committee and the Nominating Committee is independent within the meaning of the NASDAQ Rules.

Board and Board Committee Meetings. During fiscal year 2007, the Board of Directors met four times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served. The Company encourages, but does not require, its directors to attend the Annual Meeting of Shareholders. Last year, all directors attended the annual meeting. The Company has standing Executive, Audit, Compensation & Long-Term Incentive and Nominating/Corporate Governance Committees of the Board of Directors.

Executive Committee. The members of the Executive Committee are James Lane, Chair, Carroll Vinson and Ronald Braam. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. This Committee did not meet in 2007.

Audit Committee. The Company has an Audit Committee established in accordance with Section 3(a)(58(A) of the Securities Exchange Act of 1934.The Audit Committee members are Carroll Vinson, Chair, Murray Wright and Craig Bram. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors which is available on the Company's website at: www.synalloy.com. Each member of the Audit Committee is independent as defined in the NASDAQ Rules. The Audit Committee held six meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, reviewed and discussed the Form 10-Qs for each quarter with management and the independent auditors prior to filing with the SEC, met independently with the independent auditors, interviewed and selected the independent auditors, reviewed the Audit Committee Charter and had oversight of the development and implementation of the Company's Code of Conduct.

Compensation & Long-Term Incentive Committee. The Compensation & Long-Term Incentive Committee is currently comprised of Murray Wright, Chair, Sibyl Fishburn, Craig Bram, James Lane and Carroll Vinson, all of whom are independent as defined in the NASDAQ Rules. This Committee is governed by a charter which is available on the Company's website at: www.synalloy.com. The Committee is responsible for reviewing and approving salaries, bonuses, incentive compensation and benefits for executive officers of the Company, and for administering and making recommendations with respect to the Company's stock option and stock grant programs, including the granting of options and shares thereunder. This Committee met twice during the last fiscal year.

The Committee considers recommendations from the Company's Chief Executive Officer in setting compensation for executive officers. The Director of Human Resources supports the Committee in its duties, and the Committee may delegate authority to the Human Resources Department to fulfill administrative duties relating to the Company's compensation programs. The Committee has the authority under its charter to retain and terminate, and approve fees for, compensation consultants and other advisors as it deems appropriate to assist it in the fulfillment of its duties. The Committee did not use the services of a compensation consultant in 2007.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is comprised of Sibyl Fishburn, Chair, Carroll Vinson, Murray Wright, James Lane and Craig Bram, all of whom are independent as defined in the NASDAQ Rules. This Committee is governed by a charter which is available on the Company's website at: www.synalloy.com. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee also reviews and oversees corporate governance issues and makes recommendations to the Board related to the adoption of policies pursuant to rules of the Securities and Exchange Commission, the NASDAQ, and other governing authorities, and as required by the Sarbanes Oxley Act. This Committee met once in 2007.

Compensation Committee Interlocks and Insider Participation. Mr. Murray Wright, Mr. Carroll Vinson, Mr. James Lane, Jr., Mr. Craig Bram and Mrs. Sibyl Fishburn served on the Compensation & Long-Term Incentive Committee. Mr. Lane served as CEO and President of the Company from 1987 until his retirement in January 2002. Mr. Lane joined the Committee in 2005 after qualifying as an independent director.

Related Party Transactions. The Company requires that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with the Company in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors' fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by Board of Directors. The Company does not, however, have a formal written policy setting out these procedures. There were no such transactions during the year ended December 29, 2007.

CORPORATE GOVERNANCE

Director Qualifications and Nomination Process.

In recommending and evaluating candidates, the Nominating Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of appropriate technologies and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, and the interrelationship between the candidate's experience and business background and other Board members' experience and business background. Additionally, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Nominating Committee does not have any specific process for identifying director candidates. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

The Nominating Committee will consider as potential Board of Directors' nominees persons recommended by shareholders if the following requirements are met. If a shareholder wishes to recommend a director candidate to the Nominating Committee for consideration as a Board of Directors' nominee, the shareholder must submit in writing to the Nominating Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, the number of the Company's shares beneficially owned by the person, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. Additionally, the recommending shareholder must provide his or her name and address and the number of the Company's shares beneficially owned by such person. This information must be delivered to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304 or Croft Industrial Park, Spartanburg, South Carolina 29302, for transmission to the Nominating Committee, and must be received not less than 90 days nor more than 120 days prior to the Annual Meeting of Shareholders. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's candidates receive. The Nominating Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting.

Nominations for election as Directors may also be made by shareholders from the floor at the Annual Meeting of Shareholders provided such nominations are received by the Company not less than 30 nor more than 60 days prior to the Annual Meeting, contain the information set forth above, and otherwise are made in accordance with the procedures set forth in the Company's Bylaws.

Shareholder Communications With Directors

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

EXECUTIVE OFFICERS

Information about Mr. Braam, the Company's Chief Executive Officer, is set forth above under "Election of Directors."

Name, Age and Principal Position and Five-Year Business Experience
Gregory M. Bowie, age 58 Vice President, Finance since May 1994.
Cheryl C. Carter, age 57 Corporate Secretary since June 1987.

Michael D. Boling, age 53
Mr. Boling has been President of Bristol Metals, LLC, a subsidiary of the Company, since October 1, 2005. He served as Vice President of Bristol Metals' Piping Systems unit from 1987 to 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2007, all filing requirements applicable to its officers and directors were met on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Compensation Program. The Company’s compensation policies are intended to induce senior managers, including executive officers, to maximize value for shareholders over the long term.  There are three components of each compensation package:  base salary, short-term cash incentive compensation and long-term incentive compensation.  Together, the three elements of compensation for named executives are intended to attract, retain and incentivise those individuals to the ultimate benefit of the Corporation and its shareholders.  Synalloy Corporation has chosen the elements of executive compensation to address different considerations as further described below.  Taken together, they fit the Corporation’s business model to achieve its long-term goals.  Each element addresses different considerations, and without one or more our long-term goals might not be achievable.  The three elements of executive compensation are described below, as are the methods used in determining their values.

Base Compensation.  The Committee determines base salaries by considering market forces in the area, and in the industry applicable to each business unit.  Base salaries are set toward the low end of a range defined by our peers of comparable size and in related industries.  Given the fact that our manufacturing businesses have, in the past, been cyclical, the Company has attempted to attract and retain the best available talent at the low end of industry base compensation scale.  This provides a cushion for the Company in times of reduced profitability.

In addition, the Company considers the facts presented by each individual case including but not limited to the employee’s longevity with the Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background credentials and responsibilities, and his or her past level of performance, as well as prospective assumptions.  It is important for the Company to remain competitive with not only its domestic competition, but also its competitors participating in world markets.  Therefore, the Company attempts at all levels of management and operations to control costs such that the Company can strive for a relatively low-cost structure.  In order to attract the best talent necessary, this element is important because, in our experience, prospective employees view salary levels as the most important determinant of where they choose to work.  In order to maintain an advantageous cost structure, it is necessary that the Corporation provide enhancement to base compensation when certain levels of profitability are achieved.

Short-Term Incentive Compensation.  In order for the approach to base salaries discussed above to be effective, the Company has maintained a cash incentive program which tends to be somewhat more generous than that of our peers when profits are robust, and pays the employees nothing unless minimum returns on average shareholders’ equity are achieved.  The cash incentive program compensates each manager eligible for such incentive compensation pursuant to a formula based upon returns on average equity in his business unit during the year.  The intent is to make every senior manager’s cash compensation dependent upon measurable performance criteria.  Subsidiary senior managers participate in profit sharing pools determined by the performance of their business units, while the Chief Executive Officer’s incentive compensation is based on consolidated profitability.

The formula employed with respect to the cash incentive program is to award an incentive pool to each business unit in an amount equal to 10% of operating income in excess of a threshold of 10% return on average shareholders’ equity employed in the business units.  A minimum of 60% of the incentive will be paid to designated participants pro rata to their salaries.  A maximum of 30% of the incentive pool may be distributed to employees who are not designated participants and a minimum of 10% and a maximum of 40% of the incentive pool may be paid to designated participants in any proportion as recommended by the CEO and approved by the Compensation & Long-Term Incentive Committee.  Other senior managers at the Company’s headquarters, including the CFO, the Corporate Secretary and other senior executives, receive cash bonuses based upon their individual performance as determined by the CEO and the Compensation Committee & Long-Term Incentive Committee.  In the past, cash bonuses have varied from a small percentage of the amount of cash bonuses allocated to the operating companies, to as much as 20% of that amount, depending upon specific circumstances.  There is no maximum or minimum amount currently established for these individuals, but there has been an indirect linkage between the size of the cash bonus pool, and the amounts allocated to these individuals. The CEO’s cash bonus is specified in his contract of employment with the Company.

Long-Term Incentive Compensation.   The Company also provides to senior managers a long-term incentive component to compensation.  In 2004 and prior years, the vehicle for this component was a series of stock options pursuant to incentive stock option plans adopted in 1988 and 1998.  For 2005 and future years, the Compensation & Long-Term Incentive Committee of the Board of Directors has recommended, and shareholders approved, awarding incentives through grants of restricted stock under the 2005 Stock Awards Plan. Grants of restricted shares instead of options are expected to benefit the Company in that it will avoid the complicating issues of accounting for the cost of option grants and reduce the potential dilution to existing shareholders, while exposing the grantees to both the positive and negative aspects of changes in market price of the Company’s common stock over time. Grants of restricted stock augment the cash component of compensation in a number of ways.  The grants vest in 20% increments over a period of five years from the date of grant as long as the employee remains employed by the Company.  Over time, the program provides an incentive for the executive to remain with the Company in the long term, as vesting depends upon continued employment.  Goals are prospective, and the executives are made aware, annually, of the Company’s long-term values and expectations.  Cash compensation is necessarily focused in the near term.  Long-term incentive compensation is focused largely on the future.

The Compensation & Long-Term Incentive Committee understands that the costs of stock grants under the Plan are a tax deductible expense to the Company measured on the date of vesting.  Cash compensation is a direct expense to the Company in the time frame dictated by applicable accounting rules.

The granting of awards under the 2005 Stock Awards Plan begins with a determination by the Chief Executive Office and the Compensation & Long-Term Incentive Committee of the dollar value of the stock available to be awarded for performance in a given year. The awards are made the following year and the total number of restricted shares available to be awarded is determined by dividing the previously determined dollar value of available stock by the average of the high and low sales prices on the trading day immediately prior to the determination date. The number of shares so determined is the maximum number that may be awarded to all participants for the prior year’s performance.

The Chief Executive Officer and the Compensation & Long-Term Incentive Committee also agree at the beginning of the performance year upon specific milestones, largely comprised of measurable business metrics which can be impacted by management. These goals are established and communicated to managers in February of each year.

The Committee reviews progress towards the goals during the performance year and evaluates performance after the end of the year. Based on its evaluation, the Committee awards restricted shares to the participants as it deems appropriate.

The Committee has and uses its discretion to determine the number of shares awarded to each named executive officer. The Committee does not use multiple levels of performance which are tied to multiple levels of awards. Rather, it subjectively evaluates the extent to which an executive officer has achieved or made progress toward achieving the officer’s goals after considering the available data and it then uses its collective judgment to make awards it believes to be appropriate to the level of performance.

Corporate goals for 2007 included both financial and operating targets.  Financial targets included, among others, revenue and profit growth, return on invested capital, and cost control.  Operating targets included, among others, customer relationship issues, product quality and plant process efficiency.

No restricted stock grants were made in 2005. A total of 22,510 stock grants were made in February 2007 against a potential grant of 45,000 shares for 2006 plan participants’ performance. Goals for 2007 were established and communicated to plan participants early in 2007.  Based on the Company’s achieving its goals and executive officers achieving their individual goals in 2007, grants were made at the Committee’s meeting in February 2008.

During 2007, quarterly reports on progress toward goals were produced by each business unit and senior management, and communicated to the Committee for review.  In February 2008, the Committee, with all members in attendance, evaluated each business unit and senior management with respect to 2007 performance versus goals.  As a result of this evaluation process, the Committee declared an award of 11,480 restricted shares to plan participants as against a potential grant of 24,465 shares.  The Committee also set a grant potential for the 2008 calendar year at shares having a value of $400,000 as of the date of the 2009 evaluation meeting.

The Committee has determined that the pool for restricted stock grants for 2008 shall be an amount not to exceed stock of the Company having a value of $400,000 on the date of the meeting.  Thus, the dollar amount of the grant potential for calendar year 2008 will be equal to that of 2007. The size of the grant pool may rise or fall over time, depending on the long-term performance of the Company.  The Committee’s focus in setting this element of compensation is to achieve an appropriate balance among the three elements of executive compensation.  Awards are granted in February such that the Committee has time to evaluate prior year goals against performance, and also to enable the participants to have the earliest possible awareness of what their goals are for the ensuing year.  The Company does not employ a “claw back” or similar technique to reduce existing awards if performance falters in future years, instead the goals are intended to induce continued improvement, and grading is rigorous.  The entire system is intended to induce consistent and improving performance over time.

Other Matters.  Executive officers make recommendations with respect to salaries of their subordinates.  The Compensation & Long-Term Incentive Committee sets the salaries of the CEO, CFO, Corporate Secretary and the head of each business unit.

The Committee reviews all forms of executive compensation annually and based on its experience with this system, believes that is fair to the employees, and the Company, over time.  The Committee also believes that the system provides motivation for employees to maximize shareholder value over the long term.

The process outlined above describes the mechanics of determining executive compensation at the Company in 2007.  The Committee contemplates no major changes in the process for 2008.

COMPENSATION COMMITTEE REPORT

The Compensation & Long-Term Incentive Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" included in this Proxy Statement. Based on the review and discussion, the Compensation & Long-Term Incentive Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2007 Annual Report on Form 10-K and in this Proxy Statement.

Murray H. Wright, Chair
Sibyl N. Fishburn
Craig C. Bram
James G. Lane, Jr
Carroll D. Vinson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the chief executive officer, the chief financial officer and the only other executive officers of the Company whose compensation for the fiscal year ended December 29, 2007 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Ronald H. Braam	2007	200,000		75,000	526,381	11,926	813,307
President and CEO	2006	200,000			383,162	13,853	597,015

Gregory M. Bowie, CFO	2007	170,000	155,000	62,500		9,000	396,500
	2006	165,000	110,000			8,800	283,800

Michael D. Boling	2007	150,000		119,000	506,119	9,000	784,119
President of Bristol	2006	150,000			350,000	8,800	508,800
Metals, LLC subsidiary

Cheryl C. Carter	2007	83,000	50,000	31,250		4,720	168,970
Corporate Secretary	2006	80,000	35,000			4,200	119,200

Bonuses - Mr. Bowie and Ms. Carter are paid a discretionary cash bonus based on various considerations, including the Company's financial results, compensation of other executive employees and an evaluation of their job performance. For more information on cash bonus compensation, see the Compensation Discussion and Analysis.

Stock Awards – The amounts in this column represent the dollar amounts recognized in accordance with FAS 123(R). The assumptions made in the valuation of these awards are set forth in Note J to the Company’s consolidated financial statements for the year ended December 29, 2007, which are included in the Company’s 2007 Annual Report on Form 10-K.

Non-Equity Incentive Plan Compensation - Cash incentive compensation based on a short-term incentive plan that provides for incentive awards to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2007) of average stockholders' equity for the applicable division or subsidiary. Mr. Boling is eligible for incentive awards under this plan. Messrs. Braam, Bowie and Ms. Carter are not participants in this plan. Mr. Braam is entitled to cash incentive compensation under a written employment contract equal to a percentage (5% for 2007) of net earnings before income taxes in excess of a predetermined percentage (10% for 2007) of average stockholders' equity. For more information on short-term incentive compensation, see the Compensation Discussion and Analysis.

All Other Compensation - Includes for Messrs. Bowie and Boling and Ms. Carter the Company's contributions pursuant to the 401(k)/Employee Stock Ownership Plan. Includes for Mr. Braam contributions pursuant to the 401(k)/Employee Stock Ownership Plan of $9,000 in 2007, and the full dollar value of the entire premiums paid by the Company for split dollar life insurance policies of $2,926 in 2007. Perquisites for each named executive officer were less than $10,000.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Equity Incentive Plan Awards (1)		All Other Stock Awards Number of Shares of Stock or Units (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)

		Target ($) (g)	Maximum ($) (h)	(i)	(k)	(l)
Ronald H. Braam	2/12/2007	-	-	3,000	25.00	75,000
Gregory M. Bowie	2/12/2007	-	-	2,500	25.00	62,500
Michael D. Boling	2/12/2007	325,087	830,778	4,760	25.00	119,000
Cheryl C. Carter	2/12/2007	-	-	1,250	25.00	31,250

(1) Represents the target and maximum amounts that could have been paid under the 2007 short-term compensation program if the Company’s performance criteria were met. The actual amounts earned are set forth in column (g) of the Summary Compensation Table.  As discussed under the Compensation, Discussion and Analysis - Short-Term Incentive Compensation, the executive officer may receive an additional discretionary payment based on subjective criteria solely at the discretion of the CEO and approval of the Compensation & Long-Term Incentive Committee.  See the Compensation, Discussion and Analysis for more information about short-term incentive compensation.

(2) Awards of restricted shares to the named executives in 2007 pursuant to the 2005 Stock Awards Plan based on achievement of pre-determined quantifiable and qualitative goals during 2006. The shares vest in 20% increments beginning one year from date of grant, and any unvested shares are forfeited upon termination of employment. Dividends accrue and are paid to named executives upon vesting of any portion of the restricted stock.

Awards of restricted shares were also made on February 12, 2008 to the named executives pursuant to the 2005 Stock Awards Plan for 2007 performance. Under the Plan awards of restricted stock were made to key executives based on achievement of pre-determined quantifiable and qualitative goals during 2007 as follows: Mr. Braam – 2,200 shares, Mr. Bowie – 1,830; Mr. Boling – 1,715 shares and Ms. Carter – 990 shares. See Compensation Discussion and Analysis for more information on long-term incentive compensation.

(3) Computed in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

The following table sets forth information about stock option and restricted stock awards outstanding at the end of 2007 for each of our named executive officers. No other stock awards were outstanding at the end of 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ronald H. Braam	6,500	0		7.75	4/29/2009	3,000	53,010
	8,000	0		7.282	12/1/2009
	4,800	0		4.65	4/25/2012
	6,000	21,000		9.96	2/3/2015

Gregory M. Bowie	7,500	0		7.75	4/29/2009	2,500	44,175
	8,093	21,000		9.96	2/3/2015

Michael D. Boling	0	0				4,760	84,109

Cheryl C. Carter	6,000	0		7.75	4/29/2009	1,250	22,088
	3,600	0		4.65	4/25/2012
	8,546	1,454		9.96	2/3/2015

(1) Options expiring April 29, 2009, vested as follows: 20% beginning April 29, 2000, 40% at April 29, 2001, 60% at April 29, 2002, 80% at April 20, 2003 and 100% at April 20, 2004. Stock options expiring April 25, 2012 vested as follows: 20% beginning on April 25, 2003, 40% at April 25, 2004, 60% at April 25, 2005, and the remaining 12,800 shares granted to the named executive officers vested on December 20, 2005 as a result of the Board of Directors' resolution to accelerate the vesting schedules of substantially all outstanding unvested options issued to officers and key employees effective as of the date of the resolution. Options expiring February 3, 2015 which were granted to named executive officers vest as follows: 16,454 options granted vested on December 20, 2005 as a result of a Board of Directors' resolution to accelerate the vesting schedules described above; no options vested in 2006, 6,201 shares vested on February 3, 2007 for Messrs. Braam and Bowie, 7,000 options vested on February 3, 2008 for Messrs. Braam and Bowie, 7,000 options will vest on February 3, 2009 for Messrs. Braam and Bowie, and 7,000 options for Messrs. Braam and Bowie and 1,454 options for Ms. Carter will vest on February 3, 2010.

(2) Restricted stock awards granted February 12, 2007. Twenty percent of these shares shown vest annually beginning February 12, 2008, subject to the recipient’s continuing to be employed by the Company and other conditions described under “Equity Plans—Stock Awards Plan” below.

(3) Based on the December 29, 2007 closing stock price of $17.67 per share.

2007 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about options exercised by our named executive officers in 2007. No stock vested during 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Ronald H. Braam	18,000	312,190
Gregory M. Bowie	18,207	291,769
Michael D. Boling	19,000	301,805
Cheryl C. Carter	7,000	112,655

DIRECTOR COMPENSATION

Non-employee directors are paid an annual retainer of $35,000, and each director has the opportunity to elect to receive $15,000 of the retainer in restricted stock. For 2007 and 2008, each director elected to receive $15,000 of the annual retainer in restricted stock. The number of restricted shares issued is determined by the average of the high and low stock price on the day prior to the Annual Meeting of Shareholders. In 2007 each non-employee director received 389 shares of restricted stock (an aggregate of 1,945 shares). The shares granted to the directors are not registered under the Securities Act of 1933 and are subject to forfeiture in whole or in part upon the occurrence of certain events. In addition, directors are compensated $1,500 for each board meeting attended in person; $1,000 for each telephone Board meeting; and $1,000 for attendance at committee meetings not held on Board meeting days. The Chairman of the Board and the Audit Committee Chair receive additional annual compensation of $5,000 each; and the Compensation Committee Chair receives annual compensation of $2,500. Directors are reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees are not paid extra compensation for service on the Board or any committee of the Board.

The following table sets forth information about compensation paid by the Company to non-employee directors for the year ended December 29, 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Total
(a)	(b)	(h)
James G. Lane, Jr.	49,900	49,900
Sibyl N. Fishburn	44,500	44,500
Carroll D. Vinson	56,500	56,500
Murray H. Wright	53,500	53,500
Craig C. Bram	51,500	51,500

(1) As discussed above, each director elected to be paid $15,000 of his annual retainer in stock (389 shares each).

Employment Contracts

The Company has a written employment agreement with Mr. Braam, effective January 1, 2006, pursuant to his appointment as Chief Executive Officer, that provides for an annual salary of $200,000. In addition, he is entitled to "bonus-compensation" equal to 5% of operating income before income taxes (as further defined in the agreement) in excess of an amount equal to 10% of average stockholders' equity. The agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Braam's disability or death, under specified conditions, during the term of his employment with the Company. The agreement was for an initial term of one year which is automatically extended for an additional year on each anniversary unless either party gives 90 days advance notice of intention to cancel the agreement.

The agreement also provides that Mr. Braam will be entitled to participate in all employee benefit plans in accordance with the terms of those plans. In the event of Mr. Braam's permanent disability or death while employed by the Company, he will be entitled to a payment equal to his current base salary at the date of death or disability until the next anniversary date of the agreement, which shall in no event be less than three months, together with his bonus compensation for that fiscal year prorated to the date of termination of his employment as a result of permanent disability or death. If Mr. Braam's employment with the Company had terminated on December 29, 2007, as a result of his permanent disability or death, he would have been entitled to a payment of $50,000 with respect to his base salary and $526,381 with respect to his short-term cash incentive compensation. The agreement contains Mr. Braam's covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date his employment is terminated for a period of one year after termination of his employment. Mr. Braam also agrees not to disclose, at any time during his employment with the Company or thereafter, any of the Company's confidential information.

EQUITY PLANS

Stock Option Plans

Currently, there are options outstanding under the 1994 and 1998 Stock Option Plans, and options available for grant until April 30, 2008 under the 1998 Plan. The grant period for the 1994 Plan expired in April 2004, but options may be exercised under the 1994 Plan until April 2012. All of the plans have been approved by shareholders. The 1998 Plan provides for options to be granted to officers and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 1994 Plan provided for such options to be granted to non-employee directors. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option was granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1998 Plan, approved at the April 30, 1998 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which the option holder is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the vesting period requirement subject to certain limitations. If one of the events described in (a) or (b) above had occurred as of December 29, 2007, half of the options shown in the ‘Number of Securities Underlying Unexercised Options (#) Unexercisable” column of the Outstanding Equity Awards at Fiscal Year End 2007 table would have vested immediately.

 No options may be exercised under the 1998 Plan after 10 years from date of grant. Incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. In no event shall incentive stock options under all plans of the Company having an aggregate fair market value in excess of $100,000 at the dates the grants become exercisable by an optionee for the first time during a calendar year.

Under the 1994 Plan, approved at the April 29, 1994 Annual Meeting, each non-employee director as of his or her election or re-election as a member of the Board automatically received an option for 1,500 common shares. In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. On December 20, 2005, the Board of Directors elected to accelerate vesting of 44,144 outstanding unvested stock options under the 1998 Stock Option Plan. At February 25, 2008, there were 129,743 options outstanding under all plans of which 100,289 were exercisable.

At February 25, 2008, 207,100 shares remain available for grant pursuant to the 1998 Stock Option Plan; however, the Compensation Committee has no present plans to grant further options under this plan though it continues to have the right to do so. The 1998 Stock Option Plan will expire April 30, 2008. The Committee currently plans to issue future equity compensation pursuant to the 2005 Stock Awards Plan.

Stock Awards Plan

The 2005 Stock Awards Plan, approved by shareholders at the April 28, 2005 Annual Meeting, and amended by the Board of Directors effective at its February 2008 meeting, authorizes issuance of up to 300,000 shares which may be awarded for a period of ten years from the effective date of the plan. Stock awards will vest in 20% increments annually on a cumulative basis, beginning one year after the date of grant. In order for the awards to vest, the employee must be in the continuous employment of the Company or a subsidiary since the date of the award. Any portion of an award that has not vested will be forfeited upon termination of employment. The Company may also terminate any portion of an award that has not vested upon an employee's failure to comply with all conditions of the award or the plan. Vesting of up to 50% of awards will automatically accelerate in the event of (i) a sale of all or substantially all of the assets of the Company (or a subsidiary or division of the Company in which the employee is employed) to an entity not affiliated with the Company, (ii) a merger or share exchange with an unaffiliated party in which the Company is not the surviving entity, or (iii) a similar sale or exchange transaction that, in the Committee's sole discretion, justifies such vesting. If one of the events described in (i), (ii) or (iii) above had occurred as of December 29, 2007, half of the restricted shares shown in the “Number of Shares or Units that have not Vested” column of the Outstanding Equity Awards at Fiscal Year Ended 2007 table would have vested immediately.

Shares representing awards that have not yet vested will be held in escrow by the Company and an employee will not be entitled to any voting rights with respect to any such shares. Share awards that have not vested will not be transferable.

The Board of Directors implemented an equity-based incentive compensation program pursuant to which it reserved 45,000 shares under the 2005 Stock Awards Plan for potential grant in 2007 to officers, including the named executive officers in the Summary Compensation Table, and certain key employees if they achieved pre-determined quantifiable and qualitative goals during 2006. As explained in connection with the Grants of Plan-Based Awards table, on February 12, 2007 a total of 22,510 restricted shares were awarded under this incentive program, of which 11,510 were awarded to the named executive officers, based on meeting pre-disclosed 2006 goals. Of these restricted share awards, 4,436 shares vested on February 12, 2008. At its February 2007 meeting, the Compensation & Long-Term Incentive Committee set the amount of $400,000 under the Plan for potential grants to officers and managers for 2007, including the named executive officers in the compensation table, subject to achieving pre-determined quantifiable and qualitative goals during 2007. On February 12, 2008, the Committee granted 11,480 restricted shares to certain management employees of the Company including the named executive officers, based on their achieving these goals in 2007.

At its February 2008 meeting, the Compensation & Long-Term Incentive Committee set the amount of $400,000 under the Plan to ultimately be denominated in restricted shares for potential grants to officers and managers, including the named executive officers in the compensation table, subject to achieving pre-determined quantifiable and qualitative goals during 2008.

RETIREMENT PLANS

Salary Continuation Agreements

Mr. Braam had a salary continuation agreement with the Company whereby, if he continued employment until his retirement in 2010, he would receive the cash value proceeds of an insurance policy. In April 2007, the agreement was amended and ownership of the life insurance policy was assigned to Mr. Braam. As a result, Mr. Braam will receive no compensation at retirement from the Company under this agreement and the Company is relieved from any obligations with respect to, and has forfeited, any right to benefits under the policy.

401(k)/ESOP Plan

The Company sponsors a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be automatically enrolled at a pre-determined percentage following 60 days of full-time employment with the Company. Employees may choose to opt out or elect to change the default deferral rate. Employees are eligible to receive a matching contribution on the month following their one-year anniversary.

Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2007 and 2008. The matching contribution is allocated within 15 days of each pay period. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination by the Company), the discretionary portion of a participant's account balance will vest as follows: less than three years service - 0% vested; three or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, an employee may direct the trustee to vote shares allocated to his or her account in accordance with employees' wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For 2007, the Company's total matching contribution was $338,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dixon Hughes PLLC was selected to serve as the Company's independent registered public accounting firm for fiscal 2007. Representatives of Dixon Hughes PLLC are expected to be present at the Annual Meeting with an opportunity to make a statement, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 29, 2007.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by the Company's independent registered public accounting firm for audit services rendered in connection with the consolidated financial statements and reports for the fiscal years ended December 29, 2007 (referred to as "fiscal 2007") and December 30, 2006 (referred to as "fiscal 2006") and for other services rendered during fiscal years 2007 and 2006, on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

Fee Category	Fiscal 2007	% of Total	Fiscal 2006	% of Total
Audit Fees
Dixon Hughes PLLC	$187,250	55%	$145,600	74%
Audit-Related Fees
Dixon Hughes PLLC			8,100	7%
Tax Fees:
Tax compliance/preparation
Dixon Hughes PLLC	28,000	8%	25,000	16%
Other Tax Services
Dixon Hughes PLLC	2,625	1%	9,575	3%
All Other Fees	125,000	36%	-
Total Fees	$342,875		$188,275

Audit Fees: Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

 Audit-Related Fees: Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with acquisitions and divestitures, and consultations concerning financial accounting and reporting standards.

Tax Fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees: All other fees include fees for Dixon Hughes’ audit of the Company’s internal controls related to Sarbanes-Oxley Section 404 compliance based on criteria established in Internal Control –Integrated Framework issued by the committee of Sponsoring Organizations of the Treadway Commission (COSO).

In making its decision to appoint Dixon Hughes PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2007, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Dixon Hughes.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting. During 2007, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 29, 2007. The Audit Committee has discussed with the Company's independent auditors, Dixon Hughes PLLC, the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Dixon Hughes, required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Dixon Hughes, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007 for filing with the Securities and Exchange Commission.

 The Audit Committee - Carroll Vinson, Murray Wright and Craig Bram

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be included in the proxy materials for the 2009 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, Croft Industrial Park, PO Box 5627, Spartanburg, SC 29304, no later than November 25, 2008. In order for a shareholder to bring any business or nominations before the 2009 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2008 Annual Meeting which is tentatively scheduled on April 30, 2009. With respect to any shareholder proposal not received by the Company prior to February 8, 2009, the designated proxy agents will vote on the proposal in their discretion.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the NASDAQ Rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

INCORPORATION BY REFERENCE

The "Compensation Committee Report" and the "Audit Committee Report" are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Cheryl C. Carter
Secretary

SYNALLOY CORPORATION
POST OFFICE BOX 5627. SPARTANBURG, SC 29304
This Proxy is Solicited by The Board of Directors for the Annual Meeting of Shareholders on
April 24, 2008

The undersigned hereby appoints Gregory M. Bowie and Cheryl C. Carter, or either of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders’ Meeting of Synalloy Corporation to be held at its corporate offices, 2155 West Croft Circle, Spartanburg, South Carolina 29302 on Thursday, April 24, 2008, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

The proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of all the director nominees in proposal 1.

Mail - Date, sign and mail your proxy card in the envelope provided as soon as possible.
or
Internet - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
or
In Person – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM. Eastern Time the day before the cut-off or meeting date.

Please sign, date and return your proxy card promptly in the enclosed envelope.
Please mark your vote in blue or black ink as shown here. X

Proposal 1. Election of Directors
____	For All Nominees	Nominees
		___	Sibyl N. Fishburn
____	Withhold Authority For All Nominees	___	James G. Lane, Jr.
		___	Ronald H. Braam
____	For All Except	___	Craig C. Bram
	(See Instructions below)	___	Carroll D. Vinson
		___	Murray H. Wright

Instructions: To withhold authority to vote for any individual nominee(s) mark 'FOR ALL EXCEPT' and fill in the circle next to each nominee you wish to withhold, as shown here.

2.  Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

_________________________________________________________________________________________________________
Signature                                                     Date                                                Signature if held jointly                          Date

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.